Exhibit (e)(ii)
AMENDMENT TO
DISTRIBUTION AGREEMENT

This amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2022 by and between FMI Funds, Inc., a Maryland corporation, on behalf of its series (collectively, the “Client”), and Foreside Financial Services, LLC (the “Distributor”) is entered into as of December 31, 2024 (the “Effective Date”).

RECITALS

WHEREAS, the Client and the Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an additional Fund; and

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FMI FUNDS, INC.         FORESIDE FINANCIAL SERVICES, LLC

/s/ John S Brandser
John S. Brandser
President

EXHIBIT A

Fund Names

As of December 31, 2024

Fund Name	Ticker	CUSIP
FMI Large Cap Fund
Investor Class	FMIHX	302933205
Institutional Class	FMIQX	302933502

FMI Common Stock Fund
Investor Class	FMIMX	302933403
Institutional Class	FMIUX	302933601

FMI International Fund
Investor Class	FMIJX	302933304
Institutional Class	FMIYX	302933700

FMI International Fund II – Currency Unhedged
Institutional Class	FMIFX	316146471

FMI Global Fund
Institutional Class	FMIGX	______